PRICING SUPPLEMENT NO. 30                                       Rule 424(b)(3)
DATED: March 26, 2001                                       File No. 333-52902
(To Prospectus dated January 11, 2001,
and Prospectus Supplement dated January 11, 2001)



                                 $9,015,893,162
                         THE BEAR STEARNS COMPANIES INC.
                           MEDIUM-TERM NOTES, SERIES B



Principal Amount: $50,000,000     Floating Rate Notes [x] Book Entry Notes [x]

Original Issue Date: 3/29/2001    Fixed Rate Notes [ ]    Certificated Notes [ ]

Maturity Date:  4/1/2003          CUSIP#: 073928TM5

Option to Extend Maturity:        No    [x]
                                  Yes   [ ]  Final Maturity Date:


                                              Optional            Optional
                         Redemption           Repayment           Repayment
   Redeemable On          Price(s)             Date(s)            Price(s)
   -------------       --------------       -------------      -----------

        N/A                  N/A                 N/A                 N/A

Applicable Only to Fixed Rate Notes:
-----------------------------------

Interest Rate:

Interest Payment Dates:

Applicable Only to Floating Rate Notes:
--------------------------------------

Interest Rate Basis:                    Maximum Interest Rate:  N/A

[ ]  Commercial Paper Rate              Minimum Interest Rate:  N/A

[ ]  Federal Funds Rate                 Interest Reset Date(s):  Daily

[ ]  Treasury Rate                      Interest Reset Period:  Daily

[ ]  LIBOR Reuters                      Interest Payment Date(s):  *

[ ]  LIBOR Telerate

[x]  Prime Rate

[ ]  CMT Rate

Initial Interest Rate:  5.65%           Interest Payment Period: Quarterly

Index Maturity:  N/A

Spread (plus or minus):  -2.35%

* On the 1st of each July, October, January and April, including the maturity date.

The distribution of Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.